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                                                                    EXHIBIT 3.15

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TRUMP INDIANA, INC.

                              TO BE RENAMED HEREBY
                        THE MAJESTIC STAR CASINO II, INC.
                                 * * * * * * * *

         This Second Amended and Restated Certificate of Incorporation ("Certificate") of Trump Indiana, Inc., a corporation organized and existing under the laws of the State of Delaware, has been duly adopted in accordance
Section 242 of the General Corporation Law of Delaware, as amended (hereinafter referred to as the "Act").

         FIRST: The name of the Corporation is "The Majestic Star Casino II,
Inc."

         SECOND: The original date of incorporation of the Corporation was December 10, 1992.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

         FOURTH: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801; and the name of the registered agent of the Corporation at such address is CT Corporation System.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: CAPITAL STOCK. (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand Five Hundred (1,500), all of which are without par value. All such shares are of one class and are shares of Common Stock.

         (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

                  (1) (a) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation, as amended from time to time, or upon which a vote of stockholders is otherwise called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the record date for such meeting shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation on such record date.



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                           (b) Non-cumulative. The holders of shares of Common
                  Stock shall not have cumulative voting rights.

                  (2) Dividends. Subject to any other provisions of this Certificate of Incorporation, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (3) Liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to share equally, on a share for share basis, the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any preferred stock of the Corporation that may at the time be outstanding. Neither the consolidation nor the merger of the Corporation with or into any other person, nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

                  (4) Preemptive Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

         (c) Purchase and Sale of Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of Common Stock or any class of stock hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

         SEVENTH: No Person may become the beneficial owner of five percent (5%) or more of any class or series of the Corporation's issued and outstanding capital stock unless such person agrees in writing to: (i) provide to the Indiana Gaming Commission (the "IGC") information regarding such person, including without limitation thereto, information regarding other gaming-related activities of such person and financial statements, in such form, and with such updates, as may be required by the IGC; (ii) respond to written or oral questions that may be propounded by the IGC; and (iii) consent to the performance of any background investigation that may be required by the IGC, including without limitation thereto, and investigation of any criminal record of such person.

         The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Indiana Riverboat Gambling Act and the rules promulgated thereunder. The issuance of any voting securities or other voting interests in



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violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until one (1) of the following occurs:

         1. The Corporation shall cease to be subject to the jurisdiction of the IGC.

         2. The IGC shall, by affirmative action, validate said issuance or waive any defect in issuance.

         No voting securities or other voting interests issued by the Corporation and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Indiana Riverboat Gambling Act and rules promulgated thereunder. Any transfer in violation thereof shall be void until one (1) of the following occurs:

         1. The Corporation shall cease to be subject to the jurisdiction of the IGC.

         2. The IGC shall, by affirmative action, validate said transfer or waive any defect in said transfer.

         If the IGC at any time determines that a holder of voting securities or other voting interests of the Corporation shall be denied the application for transfer, then the issuer of such voting securities or other voting interests may, within thirty (30) days after the denial, purchase such voting securities or other voting interests of such denied applicant at the lesser of:

         1. the market price of the ownership interest; or

         2. the price at which the applicant purchased the ownership interest;

unless such voting securities or other voting interests are transferred to a suitable person (as determined by the IGC) within thirty (30) days after the denial of the application for transfer of ownership.

         Until such voting securities or other voting interests are owned by persons found by the IGC to be suitable to own them, the following restrictions must be followed:

         1. The Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests.

         2. The holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote.

         3. The Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests as provided in this Article SEVENTH.

         EIGHTH: LIABILITY; INDEMNIFICATION. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or



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limitation therefor is not permitted under the Act as the same exists or may hereafter be amended. If the Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Act, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         (b) Any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that such person or person for whom such person is a legal representative, is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans ("Covered Person"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law.

         (c) The rights conferred on any Covered Person by this Article EIGHTH shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

         (d) Any repeal or amendment of the Article EIGHTH by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, will, unless otherwise required by law, by prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

         (e) This Article EIGHTH shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Act) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         TENTH: Except as otherwise set forth in this Certificate, the Board is expressly authorized to make, alter or repeal the Bylaws of the Corporation; provided, however, that the stockholders may adopt, amend or repeal any bylaw adopted by the Board, and no amendment or



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supplement to the Bylaws adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

         ELEVENTH: Except as otherwise provided in this Certificate, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted, subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on this _____ day of December, 2005.


                                     THE MAJESTIC STAR CASINO II, INC.




                                     By:
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